SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

Check the appropriate box:

[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).
[X]	Definitive information statement

Delaware Pooled Trust
 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

DELAWARE POOLED TRUST
Delaware Global Listed Real Assets Fund

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware Pooled Trust (the “Trust”) to inform shareholders of Delaware Global Listed Real Assets Fund (the “Fund”) about recent changes related to the Fund’s sub-advisory arrangements.  The changes were approved by the Board on the recommendation of the Fund’s investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about January 27, 2023 to shareholders of record of the Fund as of January 20, 2023 (the “Record Date”).  The Information Statement is being made available on the Fund’s website at delawarefunds.com/literature on or about January 27, 2023 until at least April 30, 2023. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your financial intermediary or calling 800 523-1918.

INTRODUCTION

Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on January 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Trust’s Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at a meeting held on August 9-11, 2022 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), approved (i) the termination of Macquarie Systematic Investments (“MSI”) team as sub-advisor to the real estate sleeve of the Fund; and (ii) the transition of day-to-day management of the Fund’s real estate sleeve to the Macquarie Global Real Estate team (the “GLRE team”). In order to facilitate the GLRE team’s management of the Fund, the Board, including a majority of the Independent Trustees, approved an amended and new sub-advisory agreement between DMC and each of the Fund’s existing sub-advisors, Macquarie Funds Management Hong Kong Limited (“MFMHKL”), Macquarie Investment Management Global Limited (“MIMGL”) and Macquarie Investment Management Europe Limited (“MIMEL”), respectively (each, a “Sub-Advisor” and collectively, the “Sub-Advisors”), in order to permit the GLRE team to manage the real estate sleeve of the Fund beginning on or about October 31, 2022 (each, a “Sub-Advisory Agreement” and collectively, the “Sub-Advisory Agreements”). MIMGL and MIMEL are affiliates of the Manager.

The MSI team ceased managing the Fund’s real estate sleeve on or about October 31, 2022 and the Manager has terminated the related sub-advisory arrangement. The decision to terminate the sub-advisory arrangement with MSI and transition the management of the real estate sleeve of the Fund to the GLRE team was based upon certain factors, including but not limited to, the belief that the Fund would benefit from the expertise of the GLRE team in managing real estate and real-estate related strategies, and the potential for improved consistency across asset and sub-asset classes as well as the potential for improved risk-adjusted returns. The GLRE team consists of personnel across multiple jurisdictions, including US-based portfolio managers who provide services under DMC, as well as portfolio managers and analysts located in Australia (MIMGL), Hong Kong (MFMHKL) and London (MIMEL).

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, modifying the terms and conditions of a sub-advisory agreement, or approving a new sub-advisory agreement with a sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding MFMHKL, MIMGL and MIMEL and the Sub-Advisory Agreements.

THE INVESTMENT MANAGER

The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Fund pursuant to an investment management agreement dated January 4, 2010, between the Manager and the Trust (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on August 9-11, 2022. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Fund.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Fund, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Fund. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Fund, and to render investment advice for the Fund, including the purchase, retention, and disposition of investments, securities and cash held by the Fund. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Fund’s investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, the Fund pays the Manager a fee calculated at an annual rate of 0.75% on the average daily net assets on the first $500 million; 0.70% on average daily net assets on the next $500 million; 0.65% on average daily net assets on the next $1.5 billion; and 0.60% on average daily net assets over $2.5 billion.

The Manager received $853,677 in advisory fees, after any applicable waivers, from the Fund for the fiscal year ended October 31, 2022.

The key executives of the Manager and their principal occupations are: Shawn K. Lytle, President/Chief Executive Officer; David F. Connor, Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President/Chief Financial Officer; Michael F. Capuzzi, Senior Vice President/U.S. Chief Operating Officer; and Brian L. Murray, Senior Vice President/Chief Compliance Officer.  The address of each person listed is 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354. Shawn K. Lytle is also a Trustee for the Fund.

THE SUB-ADVISORS

Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), located at Kaerntner Strasse 28, 1010 Vienna, Austria, is an affiliate of the Manager and a part of Macquarie Asset Management (“MAM”). MAM is the marketing name for certain companies comprising the asset management division of Macquarie. As of December 31, 2022, the public investments division of Macquarie’s asset management business had total assets under management of approximately $220.6 billion.

MIMAK serves as sub-advisor to the Fund and is responsible for the day-to-day management of the Fund. When making investment decisions for the Fund, MIMAK regularly consults with the Manager. MIMAK also provides investment research and recommendations, trading support and has the ability to provide portfolio management and exercise investment discretion as part of MAM’s global fixed income platform. Although MIMAK serves as sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager supervises each Sub-Advisor's performance and management services provided to the Fund subject to the supervision and direction of the Board of Trustees. The sub-advisory arrangement with the GLRE team to manage the real estate sleeve of the Fund does not impact MIMAK’s sub-advisory agreement with the Fund.

MFMHKL, located at One International Finance Centre, One Harbour View Street, Central, Hong Kong, is an affiliate of the Manager and a part of MAM.

Although MFMHKL serves as the Fund’s sub-advisor, the Manager has ultimate responsibility for all investment advisory services, and as noted above MIMAK is responsible for the day-to-day management of the Fund. MFMHKL also provides equity trading as part of MAM’s global equity platform. The Manager has entered into the Sub-Advisory Agreement with MFMHKL and compensates MFMHKL out of the investment advisory fees it receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The amended Sub-Advisory Agreement between MFMHKL and the Manager with respect to the Fund is effective on or about October 31, 2022.

MFMHKL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of the Fund.

The names and principal occupations of the principal executive officers and/or directors of MFMHKL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MFMHKL, is One International Finance Centre, One Harbour View Street, Central, Hong Kong:

Name	Position
John Bugg	Director
Wei Yue Cheong	Director
Andrew Graham	Chief Compliance Officer
Ivor Wai Kwong Yeung	Director
Andrew Swan	Director

MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of MAM.

Although MIMGL serves as the Fund’s sub-advisor, the Manager has ultimate responsibility for all investment advisory services, and as noted above MIMAK is responsible for the day-to-day management of the Fund. MIMGL also provides investment research and recommendations, trading support, and has the ability to provide portfolio management and exercise investment discretion as part of MAM’s global fixed income platform, and also provide equity trading and quantitative support as part of MAM’s global equity platform. The Manager has entered into the Sub-Advisory Agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The amended Sub-Advisory Agreement between MIMGL and the Manager with respect to the Fund is effective on or about October 31, 2022.

MIMGL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of the Fund.

The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:

Name	Position
Dean Stewart	Director
Bruce Terry	Director
Patrick Ling	Chief Legal Officer
Lee Binks	Chief Compliance Officer
Rajiv Gohil	Director
Scot Thompson	Director
Caroline Marull	Director

MIMEL, located at 28 Ropemaker Street, London, England, is an affiliate of the Manager and a part of MAM.

Although MIMEL serves as the Fund’s sub-advisor, the Manager has ultimate responsibility for all investment advisory services, and as noted above MIMAK is responsible for the day-to-day management of the Fund. MIMEL also provides investment research and recommendations and has the ability to provide portfolio management and exercise investment discretion as part of MAM’s global fixed income platform.  The Manager has entered into the Sub-Advisory Agreement with MIMEL and compensates MIMEL out of the investment advisory fees it receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The new Sub-Advisory Agreement between MIMEL and the Manager with respect to the Fund is effective on or about October 31, 2022.

MIMEL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of the Fund.

The names and principal occupations of the principal executive officers and/or directors of MIMEL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMEL, is 28 Ropemaker Street, London, England:

Name	Position
Anita Huynh	Director
Christopher Hamilton	Director
Gillian Evans	Director
Alexandre Clamen	Director

William Colvin	Chief Compliance Officer

APPROVAL OF EACH SUB-ADVISOR

Each Sub-Advisory Agreement between DMC and each of MFMHKL, MIMGL and MIMEL to allow the Sub-Advisors to provide certain sub-advisory services to the Fund, was approved by the Board.  Under the Sub-Advisory Agreements, and in accordance with applicable laws and regulations, the Sub-Advisors agree to provide the Manager with all books and records relating to the transactions they execute and render for presentation to the Board such reports as the Board may reasonably request.  The Sub-Advisory Agreements provide that DMC will pay fees not to exceed 0.40% of the average daily aggregated assets of the Fund’s real estate sleeve to each of MFMHKL, MIMGL and MIMEL   in the aggregate for services provided to the Fund.  MIMAK’s fees are not changing as a result of the GLRE team providing services to the Fund.

A Sub-Advisory Agreement may be terminated at any time, without the payment of a penalty, by:  (i) the Manager with written notice to the relevant Sub-Advisor; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund, with written notice to the relevant Sub-Advisor; or (iii) the Sub-Advisor with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

Each Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, the Sub-Advisor, any of its affiliates, or any of its controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as Sub-Advisor to the Fund.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS REGARDING THE SUB-ADVISORY AGREEMENTS

At a Meeting, the Board, including a majority of Trustees each of whom is not an “interested person” as defined under the Investment Company Act of 1940 (the “Independent Trustees”), approved the termination of the MSI team within MIMGL, as the Fund’s former sub-advisor to the real estate sleeve of the Fund; the appointment of the GLRE team within MFMHKL, MIMGL and MIMEL to provide sub-advisory services to the Fund beginning on or about October 31, 2022; and the renewal of the Investment Management Agreement with DMC; and the Sub-Advisory Agreements with each of MIMGL, MIMAK, MIMEL and MFMHKL (collectively, the “Affiliated Sub-Advisors”).

Prior to the Meeting, including at a Board meeting held in May 2022, the Trustees conferred extensively among themselves and with representatives of DMC about these matters. Also, the Board was assisted by the applicable Investment Committee, with each Investment Committee assisting the full Board in the discharge of its duties in reviewing investment performance and other matters throughout the year. The Independent Trustees were assisted in their evaluation of the Investment Management Agreement and the Sub-Advisory Agreements by independent legal counsel, from whom they received separate legal advice and with whom they met separately.

In providing information to the Board, DMC was guided by a detailed set of requests for information submitted to them by independent legal counsel on behalf of the Independent Trustees at the start of the Board’s annual contract renewal process earlier in 2022. In considering and approving the Investment Management Agreement and the Sub-Advisory Agreements, the Trustees considered the information they believed relevant, including but not limited to the information discussed below. The Board considered not only the specific information presented in connection with the Meeting, but also the knowledge gained over time through interaction with DMC about various topics. In this regard, the Board reviewed reports of DMC at each of its quarterly meetings, which included information about, among other things, Fund performance, investment strategies, and expenses. In addition, the Investment Committees confer with portfolio managers at various times throughout the year. In considering information relating to the approval of the Fund’s Investment Management Agreement and the Sub-Advisory Agreements, the Independent Trustees also received information from an independent fund consultant, JDL Consultants, LLC (“JDL”).

The Board did not identify any particular information or consideration that was all-important or controlling, and each individual Trustee may have attributed different weights to various factors.

After its deliberations, the Board unanimously approved the continuation of the Investment Management Agreement and the Sub-Advisory Agreements for a one-year term. The following summarizes a number of important, but not necessarily all, factors considered by the Board in support of its approval.

Nature, extent, and quality of services. The Board received and considered various information regarding the nature, extent, and quality of the advisory services provided to the Fund by DMC under its Investment Management Agreement, and the experience of the officers and employees of DMC who provide these services, including the Fund’s co-portfolio manager.  The Board’s review included consideration of DMC’s investment process and oversight and research and analysis capabilities, and its ability to attract and retain qualified investment professionals.  The Board considered information regarding DMC’s programs for risk management, including investment, operational, liquidity, valuation, and compliance risks. The Board received information with respect to the cybersecurity program and business continuity plans of DMC and its affiliates.  The Board also considered non-advisory services that DMC and its affiliates provide to the Delaware Funds, including third party oversight, transfer agent, internal audit, valuation, portfolio trading, and legal and compliance. The Board took into account the benefits to shareholders of investing in a Fund that is part of a family of funds managed by an affiliate of Macquarie Group Ltd. (“Macquarie”), the parent company of DMC, and the resources available to DMC as part of Macquarie’s global asset management business.

The Board received and considered various information with respect to the services provided by the Affiliated Sub-Advisors under the Sub-Advisory Agreements and the credentials and experience of the officers and employees of the Affiliated Sub-Advisors who provide these services, including the Fund’s co-portfolio managers. The Board considered the division of responsibilities between DMC and the Affiliated Sub-Advisors and the oversight provided by DMC. The Board considered the expertise of the Affiliated Sub-Advisors with respect to certain asset classes and/or investment styles. The Affiliated Sub-Advisors are part of Macquarie’s global investment platform that has offices and personnel that are located around the world.  As a result, the Board noted that DMC had stated that the Affiliated Sub-Advisors can provide research, investment and trading analysis on the markets and economies of various countries in which the Fund may invest, make recommendations regarding securities and assist with security trades, as applicable. The Board took into account that the Sub-Advisory Agreements may benefit the Fund and its shareholders by permitting DMC to use the resources and talents of the Affiliated Sub-Advisors in managing the Fund.

The Board concluded that, overall, it was satisfied with the nature, extent and quality of services provided (and expected to be provided) to the Fund by DMC and the Affiliated Sub-Advisors.

Investment performance. The Board received and considered information with respect to the investment performance of the Fund, including performance reports and discussions with portfolio managers at meetings of the Board’s Investment Committees throughout the year as well as reports provided by Broadridge Financial Solutions, an independent investment company data provider (“Broadridge”), furnished for the Annual Contract Renewal Meeting. The Broadridge reports prepared for the Fund showed its investment performance in comparison to a group of similar funds (the “Performance Universe”). The Board received a description of the methodology used by Broadridge to select the funds in the Performance Universe. Comparative annualized performance for the Fund was shown for the past 1-, 3-, 5-, 10-year periods and since inception, as applicable, ended December 31, 2021.

The Performance Universe for the Fund consisted of the Fund and all retail and institutional real return funds, regardless of asset size or primary channel of distribution. The Board noted that the Broadridge report comparison showed that the Fund’s total return for the 1-year period was in the third quartile and for the 3-, 5- and 10-year periods was in the first quartile of its Performance Universe. The Broadridge report comparison showed that the Fund’s total return for the 1-year period was slightly below the median and for the 3-, 5- and 10-year periods was above the median of its Performance Universe. The Board also noted that the Fund outperformed its benchmark index for the 1-, 3-, 5- and 10-year periods. The Board noted that the Fund was generally performing in line with its Performance Universe and benchmark during the periods under review.  The Board also noted that the Fund repositioned in August 2019 to invest primarily in listed real asset securities and that the investment performance of the current portfolio managers only began as of August 2019.

Comparative expenses.  The Board received and considered expense data for the Fund.  Management provided the Board with information on pricing levels and fee structures for the Fund as of its most recently completed fiscal year. The Board also considered on the comparative analysis of contractual management fees and actual total expense ratios of the Fund versus contractual management fees and actual total expense ratios of a group of similar funds as selected by Broadridge (the “Expense Group”). In reviewing comparative costs, the Fund’s contractual management fee and the actual management fee incurred by the Fund were compared with the contractual management fees (assuming all funds were similar in size to the Fund) and actual management fees, taking into account any applicable breakpoints and fee waivers, with the Fund’s expense universe, which is comprised of the Fund, its Expense Group and all other similar institutional funds, excluding outliers (the “Expense Universe”). The Fund’s total expenses were also compared with those of its Expense Universe. The Broadridge total expenses, for comparative consistency, were shown by Broadridge for Institutional Class shares and comparative total expenses including 12b‑1 and non-12b‑1 service fees.

The expense comparisons for the Fund showed that its actual management fee was below the median of its Expense Universe and its actual total expenses were above its Expense Group average.

The Board also received and considered information about the nature and extent of services offered and fee rates charged by DMC to other types of clients with investment strategies similar to those of the Fund. In this regard, the Board received information about the significantly greater scope of services, and compliance, reporting and other legal burdens and risks of managing registered investment companies compared with those associated with managing assets of other types of clients, including third-party sub-advised fund clients, unregistered funds and separately managed accounts.

The Board noted that DMC, and not the Fund, pays the sub-advisory fees to the Affiliated Sub-Advisors and, accordingly, that the retention of the Affiliated Sub-Advisors does not increase the fees and expenses incurred by the Fund.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board determined that the compensation payable to DMC under the Investment Management Agreement and to the Affiliated Sub-Advisors under the Sub-Advisory Agreements was reasonable.

Economies of scale. The Board received and considered information about the potential for DMC to realize economies of scale in the provision of management services to the Fund, the difficulties of calculating economies of scale at an individual Fund level, and the extent to which potential scale benefits are shared with shareholders, including the extent to which any economies of scale are reflected in the level of management fees charged. DMC discussed its advisory fee pricing and structure for the Delaware Funds complex, including the current breakpoints. The Board noted that the Fund may also benefit from economies of scale through initial fee setting, fee waivers and expense reimbursements, as well as DMC’s investment in its business, including investments in business infrastructure, technology and cybersecurity.

Management profitability.  The Board received and considered the Investment Management Profitability Analysis that addressed the overall profitability of DMC’s business in providing management and other services to the Fund and the Delaware Funds as a whole, including the methodology used by DMC in allocating costs for the purpose of determining profitability. The Board also reviewed a report prepared by JDL regarding DMC’s profitability as compared to certain peer fund complexes and the Independent Trustees discussed DMC’s profitability in such context with representatives from JDL. Based on its review, the Board determined that DMC’s profitability was not excessive in light of the nature, extent and quality of the services provided to the Fund.

Ancillary benefits. The Board received and considered information regarding the extent to which DMC and its affiliates might derive ancillary benefits from fund operations, including the potential for procuring additional business as a result of the prestige and visibility associated with its role as investment manager to the Delaware Funds; the benefits from allocation of fund brokerage to improve trading efficiencies; and the fees that various affiliates received for serving as transfer agent and for overseeing fund accounting and financial administration services to the Delaware Funds.  The Board received information from DMC regarding its view of the performance of its affiliates in providing transfer agent and fund accounting and financial administration oversight services and the organizational structure employed to provide these services pursuant to their contracts with the Fund.

Based on its consideration of the factors and information it deemed relevant, including the costs of providing investment management and other services to the Fund and the ongoing commitment of DMC and its affiliates to the Fund, the Board did not find that any ancillary benefits received by DMC and its affiliates were unreasonable.

                Conclusion. Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board, including all of the Independent Trustees, approved the continuation of DMC’s Investment Management Agreement and of the Affiliated Sub-Advisors’ Sub-Advisory Agreements for an additional one-year period.

GENERAL INFORMATION

Distributor

The Fund’s distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Trust’s shares under a Distribution Agreement dated May 15, 2003, as amended and restated January 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Fund. Shares of the Fund are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trust. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Fund. Those services include performing functions related to calculating the Fund’s net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Fund paid the following net commissions to the Distributor on behalf of Class A shares, after reallowances to dealers:

Delaware Global Listed Real Assets Fund Class A Shares

Fiscal Year Ended	Total Amount of Underwriting Commissions	Amounts Reallowed to Dealers	Net Commission to Distributor
10/31/22	$32,950	$27,152	$5,798

During the Fund's last fiscal year, the Distributor received, in the aggregate, limited contingent deferred sales charge payments with respect to the Fund on behalf of Class A and C shares, as follows:

Delaware Global Listed Real Assets Fund	10/31/22
Class A	$0
Class C	$503

Shares Outstanding

As of the Record Date, the number of shares outstanding for each class of shares of the Fund was as follows:

DELAWARE GLOBAL LISTED REAL ASSETS FUND

Class A:	3,397,055
Class C:	107,773
Class R:	297,305
Class R6:	474,308
Institutional Class:	5,516,257

Record of Beneficial Ownership

As of December 31, 2022, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of the Fund other than those listed on Exhibit A.  As of December 31, 2022, the Manager believes that the Fund’s officers and Trustees directly owned less than 1% of the outstanding shares of any Class of the Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company, or calling 800 523-1918. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary, your insurance company or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent.

Financial Information

Shareholders can obtain a copy of the Fund’s most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, insurance company, or calling 800 523-1918.

EXHIBIT A

As of December 31, 2022, management believes the following shareholders held of record 5% or more of the outstanding shares of the Fund:

Delaware Global Listed Real Assets Fund – Class A
Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	520,899.234	15.33%
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	226,680.331	6.67%
RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	195,032.263	5.74%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	194,913.462	5.73%

Delaware Global Listed Real Assets Fund – Class C
Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	36,859.499	34.36%
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	17,391.222	16.21%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	15,250.977	14.22%
WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	14,236.240	13.27%
BNYM I S TRUST CO CUST ROLLOVER IRA MICHAEL MARANO 20 STONEHENGE DR SEWELL NJ 08080-3624	10,413.598	9.71%

RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	7,419.315	6.92%

Delaware Global Listed Real Assets Fund – Class R
Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
ASCENSUS TRUST COMPANY FBO AG RISK SOLUTIONS RETIREMENT PLAN P.O. BOX 10758 FARGO, ND 58106	44,244.818	14.49%
ASCENSUS TRUST COMPANY FBO MID STATE OIL 401K P.O. BOX 10758 FARGO, ND 58106	20,751.839	6.80%
ASCENSUS TRUST COMPANY FBO MONTROY ANDERSON 401(K) PLAN P.O. BOX 10758 FARGO, ND 58106	19,070.320	6.25%
MID ATLANTIC TRUST COMPANY FBO PETROTEK ENGINEERING CORPORATI 1251 WATERFRONT PLACE, SUITE 525 PITTSBURGH, PA 15222	15,620.215	5.12%

Delaware Global Listed Real Assets Fund – Class R6
Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
LINCOLN RETIREMENT SERVICES COMPANY FBO MMH INC RETIREMENT PLAN PO BOX 7876 FORT WAYNE IN 46801-7876	434,594.230	91.63%

Delaware Global Listed Real Assets Fund – Institutional Class
Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	3,053,719.912	55.81%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	1,297,519.806	23.71%
NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	443,399.178	8.10%

DELAWARE POOLED TRUST
Delaware Global Listed Real Assets Fund
100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to the Delaware Pooled Trust (the “Trust”) on behalf of its series, Delaware Global Listed Real Assets Fund (the “Fund”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: delawarefunds.com/literature.

The Information Statement details the recent transition of day-to-day management of the real estate sleeve of the Fund to the Macquarie Global Real Estate (“GLRE”) team, replacing the Systematic Investment (“MSI”) team on or about October 31, 2022. The real estate sleeve was previously managed by the MSI team within the Fund’s sub-advisor, Macquarie Investment Management Global Limited (“MIMGL”). The GLRE team consists of personnel across multiple jurisdictions, including US-based portfolio managers who provide services under Delaware Management Company (“DMC” or the “Manager”), as well as portfolio managers and analysts located in Australia (MIMGL), Hong Kong (Macquarie Funds Management Hong Kong Limited (“MFMHKL”)) and London (Macquarie Investment Management Europe Limited (“MIMEL”). Each of MFMHKL, MIMGL and MIMEL currently serves as a sub-advisor to the Fund. A more detailed description of each of MFMHKL, MIMGL and MIMEL and their respective businesses; information about the amended and new sub-advisory agreements, respectively, with each of MFMHKL, MIMGL and MIMEL; and the reasons the Board of Trustees (the “Board”) of the Trust approved the amended and new sub-advisory agreements with MFMHKL, MIMGL and MIMEL are included in the Information Statement. MFMHKL, MIMGL and MIMEL are affiliates of Delaware Management Company, the investment manager to the Fund.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trust.  In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about January 27, 2023 to shareholders of record of the Fund as of January 20, 2023. The full Information Statement is available on the Fund’s website at delawarefunds.com/literature on or about January 27, 2023 until at least April 30, 2023.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.